FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 24, 2003

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-11779	75-2548221
(Sate or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive

Plano, Texas 75024-3105

(Address of Principal Executive Offices,

Including Zip Code)

Registrant's telephone number, including area code: (972) 604-6000

Item 5.   Other Events and Regulation FD Disclosure

             On June 24, 2003, the registrant issued a press release announcing it has commenced a private placement to sell  $500 million of senior notes due 2013 and $600 million of senior convertible notes due 2023.  The registrant will grant to the initial purchasers of the convertible notes an option to purchase up to an additional $90 million of the notes.  The registrant will use the proceeds of the offerings for general corporate purposes.  The press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 7.   Financial Statements and Exhibits

(c)        The following exhibit is furnished herewith:

99.1	Registrant's press release dated June 24, 2003.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                    ELECTRONIC DATA SYSTEMS CORPORATION

June 24, 2003                                                                                                                                             By:          /s/ D. Gilbert Friedlander

                                                                                                                                                                            D. Gilbert Friedlander, Senior Vice
                                                                                                                                                                            President, General Counsel and Secretary

2